                                                                EXHIBIT (m)(a)

                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of EV Classic Senior Floating-Rate Fund of our report relating to EV Classic Senior Floating-Rate Fund dated December 8, 1994, in the Statement of Additional Information, which is part of such Registration Statement.

Deloitte & Touche LLP

Boston, Massachusetts
November 16, 1995